                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by Registrant  [X]

Filed by Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                     NOVAVAX, INC.
--------------------------------------------------------------------------------
                    (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
        2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
        4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
        5)  Total fee paid.

        ------------------------------------------------------------------------
[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:

        -------------------------------------------------
        2)  Form, Schedule or Registration Statement No.:

        -------------------------------------------------
        3)  Filing Party:

        -------------------------------------------------
        4)  Date Filed:

        -------------------------------------------------

                                 NOVAVAX, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 8, 1999

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Novavax, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, June 8, 1999 at 10:00 a.m. at the Key Bridge Marriott, 1401 Lee Highway, Arlington, Virginia (the "Meeting") for the purpose of considering and voting upon the following matters:

     1. To elect three directors as Class I directors to serve on the Board of Directors for a three-year term expiring at the Annual Meeting of Stockholders in 2002.

     2. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the current fiscal year ending December 31, 1999.

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

     The Board of Directors has fixed the close of business on Friday, April 9, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1998, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                          By Order of the Board of Directors


                                          David A. White,
                                          Secretary

April 23, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                 NOVAVAX, INC.

                               8320 GUILFORD ROAD
                            COLUMBIA, MARYLAND 21046

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 8, 1999
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Novavax, Inc. ("Novavax" or the "Company") for use at the Annual Meeting of Stockholders to be held on Tuesday, June 8, 1999 at 10:00 a.m. at the Key Bridge Marriott, 1401 Lee Highway, Arlington, Virginia, and at any adjournments thereof (the "Meeting"). The Notice of Meeting, this Proxy Statement, the enclosed Proxy and the Company's Annual Report on Form 10-K for the year ended December 31, 1998 are being mailed to stockholders on or about April 23, 1999.

                          VOTING PROCEDURE AND QUORUM

     The close of business on April 9, 1999 (the "Record Date") has been fixed as the record date to determine stockholders entitled to receive notice of and to vote at the Meeting. The only class of stock of the Company entitled to vote at the Meeting is its common stock, $.01 par value (the "Common Stock"). Only the record holders of shares of the Common Stock at the close of business on the Record Date may vote at the Meeting. On the Record Date, there were 13,273,119 shares of Common Stock outstanding and entitled to be voted at the Meeting. Each share entitles the holder to one vote on each of the matters to be voted upon at the Meeting.

     All properly executed Proxies will be voted in accordance with the instructions of the stockholder. If no contrary instructions have been indicated, the proxies will be voted in favor of proposals 1 and 2 set forth in the accompanying Notice of Meeting. The Board of Directors knows of no other matters to be presented for consideration at the Meeting. Stockholders may revoke Proxies at any time before they are exercised at the Meeting by (a) signing and submitting a later-dated Proxy to the Secretary of the Company, (b) written notice of revocation delivered to the Secretary of the Company or (c) voting in person at the Meeting. Attendance at the Meeting will not itself be deemed to revoke a Proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the Proxy and vote in person.

     The presence in person or by proxy of a majority of the shares of Common Stock outstanding on the record date is required to constitute a quorum at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present in person or represented by proxy at the Meeting have the power to adjourn the Meeting from time to time, without notice other than an announcement at the Meeting, until a quorum is present. At any adjourned Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Meeting as originally notified. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of March 31, 1999 with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) the current directors of the Company, (iii) the Chief Executive Officer and the other named executive officers of the Company during 1998 as identified in the "Summary Compensation Table" below, and (iv) all current directors and executive officers of the Company as a group.

Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

                                                                  SHARES OF              PERCENT
                                                                 COMMON STOCK           OF CLASS
                      BENEFICIAL OWNER                        BENEFICIALLY OWNED       OUTSTANDING
                      ----------------                        ------------------       -----------
Mitchell J. Kelly...........................................      2,452,900(1)            16.9%
     265 E. 66th Street, #18C
     New York, NY 10021
Anaconda Opportunity Fund, L.P. ............................      2,422,900(2)            16.8%
     730 Fifth Avenue
     New York, NY 10019
Edward B. and Jane E. Hager.................................      1,436,194(3)            10.4%
     Pinnacle Mountain Farms
     Lyndeboro, NH 03082
Stephen J. Morris...........................................        992,125(4)             7.5%
     66 Navesink Avenue
     Rumson, NJ 07760
Gary C. Evans...............................................         90,500(5)            *
J. Michael Lazarus, M.D. ...................................         50,000(6)            *
John O. Marsh, Jr. .........................................        204,000(7)             1.5%
Michael A. McManus, Jr. ....................................         25,000(5)            *
Denis M. O'Donnell, M.D. ...................................        278,727(8)             2.1%
Ronald A. Schiavone.........................................        106,800(9)            *
Ronald H. Walker............................................         70,000(10)           *
Richard F. Maradie..........................................        133,834(11)            1.0%
D. Craig Wright, M.D. ......................................        488,050(12)            3.6%
Brenda L. Fugagli...........................................         66,667(13)           *
Thomas G. Tachovsky.........................................         25,000(14)           *
Richard J. Harwood..........................................         33,334(15)           *
All executive officers and directors, as a group (11
Persons)....................................................      3,779,311(16)           24.3%

---------------
  *  Less than 1% of the Common Stock outstanding.

 (1) Includes 2,422,900 shares (listed below) beneficially owned by Anaconda Opportunity Fund, L.P., of which Mitchell J. Kelly, a director of the Company, is the general partner of the general partner. Also includes 30,000 shares that may be acquired by Mr. Kelly pursuant to options exercisable within 60 days of March 31, 1999.

 (2) Includes 1,222,900 shares owned by Anaconda Opportunity Fund, L.P. and 1,200,000 shares that it may acquire pursuant to warrants exercisable within 60 days of March 31, 1999. Excludes shares directly owned by Mitchell J. Kelly, a director of the Company and the general partner of the general partner of Anaconda Opportunity Fund, L.P.

 (3) As reported on two Schedules 13G dated February 10, 1999 and filed with the Securities and Exchange Commission by Edward B. Hager and Jane E. Hager, respectively, as adjusted by the amount of two subsequent sales of shares as reported on Form 4s. Includes 385,000 shares and 90,000 shares which Dr. Hager and Mrs. Hager, respectively, may acquire pursuant to stock options exercisable within 60 days of March 31, 1999 and 27,418 shares owned of record by Mrs. Hager, as trustee for the benefit of their minor children.

 (4) As reported on Schedule 13D dated March 18, 1996 and filed with the Securities and Exchange Commission by Stephen J. Morris and as supplemented by written disclosure to the Company. Mr. Morris has sole voting and investment power with respect to 876,100 shares and shared voting power with respect to 116,025 shares.

 (5) Includes 20,000 shares which may be acquired pursuant to stock options exercisable within 60 days of March 31, 1999.

 (6) Consists of 50,000 shares which may be acquired pursuant to stock options exercisable within 60 days of March 31, 1999.

 (7) Includes 200,000 shares which may be acquired pursuant to stock options exercisable within 60 days of March 31, 1999.

 (8) Includes 251,000 shares which may be acquired pursuant to stock options exercisable within 60 days of March 31, 1999 and 2,000 shares owned of record by Dr. O'Donnell, as custodian for the benefit of his minor children.

 (9) Includes 50,000 shares which may be acquired pursuant to stock options exercisable within 60 days of March 31, 1999.

(10) Consists of 70,000 shares which may be acquired pursuant to stock options exercisable within 60 days of March 31, 1999.

(11) Includes 133,334 shares which may be acquired pursuant to stock options exercisable within 60 days of March 31, 1999.

(12) Includes 413,524 shares which may be acquired pursuant to stock options exercisable within 60 days of March 31, 1999.

(13) Consists of 66,667 shares which may be acquired pursuant to stock options exercisable within 60 days of March 31, 1999.

(14) Consists of 25,000 shares which may be acquired pursuant to stock options exercisable within 60 days of March 31, 1999.

(15) Consists of 33,334 shares which may be acquired pursuant to stock options exercisable within 60 days of March 31, 1999.

(16) Includes 1,117,858 shares which may be acquired pursuant to stock options exercisable within 60 days of March 31, 1999. Also includes 1,200,000 shares which may be acquired pursuant to warrants exercisable within 60 days of March 31, 1999.

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

     Pursuant to the Company's Amended and Restated Certificate of Incorporation, the Company's Board of Directors may consist of no fewer than three directors with the specific number to be authorized by the Board of Directors from time to time at its discretion. The Board of Directors is currently authorized to consist of eight members. The members of the Company's Board of Directors are divided into three classes, designated Class I, Class II and Class III, each serving staggered three-year terms. The terms of the Class I directors expire at this Meeting. The terms of the Class II and Class III directors will expire at the 2000 and 2001 Annual Meetings of Stockholders, respectively. A director of any class who is elected by the Board of Directors to fill a vacancy resulting from an increase in the number of directors holds office for the remaining term of the class to which he is elected. A director who is elected by the Board to fill a vacancy arising in any other manner holds office for the remaining term of his predecessor. Directors elected by the stockholders at an annual meeting to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Stockholders after their election and until their successors are duly elected and qualified. Directors elected by the Board to fill vacancies or newly created directorships are to be assigned to classes by the Board so as to ensure, as nearly as possible, that each class consists of one-third of the total number of members of the Board. However, no existing director may be reclassified from one class to another and therefore the number of directors in each class may become temporarily imbalanced.

     Three directors are to be elected at this Meeting to fill the terms of the Class I directors that expire at this Meeting. The Board of Directors has designated Ronald A. Schiavone, Ronald H. Walker and Denis M. O'Donnell, M.D. as nominees for reelection as Class I directors of the Company at this Meeting. If elected to be Class I directors, such nominees will serve until the expiration of their terms at the Annual Meeting of Stockholders in 2002 and until their successors are elected and qualified. Messrs. Schiavone and Walker and Dr. O'Donnell are currently directors of the Company and have consented to being named in this Proxy Statement and to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. If any nominee becomes unavailable to serve as a director, the persons named as proxies in the accompanying Proxy may vote the Proxy for a substitute nominee.

     The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Meeting. Accordingly, abstentions and broker non-votes will not have any effect on the election of a director.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES.

MEMBERS OF THE BOARD OF DIRECTORS

     The following table provides certain information with respect to the directors of the Company. Comparable information regarding the executive officers of the Company is provided in the Company's Annual Report on Form 10-K.

                         NOMINEES FOR CLASS I DIRECTOR

                                   DIRECTOR         PRINCIPAL OCCUPATION, OTHER BUSINESS
           NAME              AGE    SINCE            EXPERIENCE AND OTHER DIRECTORSHIPS
           ----              ---   --------         ------------------------------------
Ronald A. Schiavone........  73      1995     Chief Executive Officer of Schiavone
                                              Construction Co., a general contractor for
                                              various public transportation projects, since
                                              its founding in 1956.
Ronald H. Walker...........  61      1995     Chairman of the Board of Directors of Novavax,
                                              Inc. since March, 1998. Senior Partner/Managing
                                              Director of Korn/Ferry International, an
                                              executive search firm since 1978. President of
                                              Ron Walker & Associates, Inc., a full service
                                              consulting company from 1977 to 1978. Associate
                                              Director and Tournament Director of World
                                              Championship Tennis from 1975 to 1977. Director
                                              of the National Park Service from 1972 to 1975.
                                              Special Assistant to the President of the United
                                              States from 1969 to 1972.
Denis M. O'Donnell, M.D. ..  45      1998     General Partner at Seaside Partners, LP, a
                                              private equity limited partnership, since 1997.
                                              Senior Advisor to Novavax from 1997 to 1998.
                                              President of Novavax from 1995 to 1997. Vice
                                              President, Business Development of Novavax from
                                              1992 to 1995. Vice President of IGI, Inc. from
                                              1991 to 1995. Director of the Clinical Research
                                              Center of MTRA, Inc., a provider of contract
                                              pharmaceutical research, from 1986 to 1991.
                                              Director of ELXSI Corporation, Bell National
                                              Corporation and Columbia Laboratories, Inc.

                   DIRECTORS CONTINUING AS CLASS II DIRECTORS

                                   DIRECTOR         PRINCIPAL OCCUPATION, OTHER BUSINESS
           NAME              AGE    SINCE            EXPERIENCE AND OTHER DIRECTORSHIPS
           ----              ---   --------         ------------------------------------
J. Michael Lazarus, M.D. ..  61      1995     Medical Director and Senior Vice President,
                                              Fresenius Medical Care North America, since
                                              1996. Associate Professor of Medicine at Harvard
                                              Medical School from 1979 to 1996. Senior
                                              Physician at the Brigham and Women's Hospital
                                              from 1992 to 1996. Practicing nephrologist at
                                              the Brigham and Women's Hospital since 1971.
John O. Marsh, Jr. ........  72      1991     Visiting Professor, Virginia Military Institute
                                              during 1998. Chief Executive Officer of Novavax,
                                              Inc. from July, 1996 to March, 1997 and Chairman
                                              of the Board of Directors from July, 1996 to
                                              February, 1997. Of Counsel to the law firm of
                                              Hazel & Thomas, P.C. from 1995 to 1996 and
                                              Member from 1990 through 1994. Chairman of the
                                              Secretary of Defense Task Force on Quality of
                                              Life since 1995. Chairman of the Reserve Forces
                                              Policy Board from 1989 to 1994. Legislative
                                              Counsel to Secretary of Defense, 1989. Secretary
                                              of the Army from 1981 to 1989. Acting Assistant
                                              Secretary of Defense for Special Operations and
                                              Low Intensity Conflict, 1988. Counsellor with
                                              Cabinet rank to President Ford from 1974 to
                                              1977. Assistant for National Security Affairs to
                                              Vice President Ford, 1974. Assistant Secretary
                                              of Defense from 1973 to 1974. U.S.
                                              Representative in Congress from the Seventh
                                              District of Virginia from 1963 to 1971 and
                                              member of Appropriations Committee from 1965 to
                                              1971. Director of DynPort LLC, a vaccine
                                              development firm.
Gary C. Evans..............  42      1998     President, Chief Executive Officer and Director
                                              of Magnum Hunter Resources, Inc., an oil and gas
                                              provider, since 1995. Chairman, President and
                                              Chief Executive Officer of Hunter Resources from
                                              1992 to 1996. President and Chief Operating
                                              Officer of Hunter Resources, Inc. from 1990 to
                                              1992. Chairman, President and Chief Executive
                                              Officer of Sunbelt Energy, Inc. from 1985 to
                                              1990. Vice President and Manager of the Energy
                                              Division of the Southwestern United States for
                                              National Bank of Commerce (now BancTexas, N.A.)
                                              from 1981 to 1985. Director of Swanson
                                              Consulting Services, Inc., a geological firm,
                                              and Karts International, Inc., a manufacturing
                                              company, and Trustee of TEL Offshore Trust, an
                                              oil and gas trust.

                  DIRECTORS CONTINUING AS CLASS III DIRECTORS

                                   DIRECTOR         PRINCIPAL OCCUPATION, OTHER BUSINESS
           NAME              AGE    SINCE            EXPERIENCE AND OTHER DIRECTORSHIPS
           ----              ---   --------         ------------------------------------
Mitchell J. Kelly..........  39      1997     Interim President and Chief Executive Officer of
                                              Novavax since September, 1998. Chairman of the
                                              Board, Chief Executive Officer and Managing
                                              Member of Anaconda Capital Management, L.L.C.
                                              since 1995. Managing General Partner of Anaconda
                                              Capital, L.P. (the General Partner of Anaconda
                                              Opportunity Fund, L.P.) since 1993. Managing
                                              General Partner of Gallatin Partners, L.P., from
                                              1995 to 1996. General Partner of Junction
                                              Partners from 1990 to 1995. President of
                                              Junction Advisors, Inc. from 1992 to 1995. Vice
                                              President of Junction Advisors, Inc. from 1988
                                              to 1992 and various other positions with the
                                              predecessor to Junction Advisors, Inc. from 1985
                                              to 1988.
Michael A. McManus, Jr. ...  56      1998     President, Chief Executive Officer and Director
                                              of Misonix, Inc., a developer, manufacturer and
                                              marketer of medical, scientific and industrial
                                              ultrasonic and air pollution systems, since
                                              1998. President and Chief Executive Officer of
                                              N.Y. Bancorp from 1990 to 1998. Vice President
                                              of Strategic Planning and Corporate Counsel of
                                              Pfizer Inc. from 1985 to 1990. Assistant to
                                              President Reagan from 1982 to 1985. Director of
                                              Document Imaging Systems, Inc. and National
                                              Wireless, Inc.

     There are no family relationships among any of the directors of Novavax.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met 13 times and acted by unanimous written consent once during 1998. Each of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which he served.

     The Board of Directors of Novavax has four standing committees: an Executive Committee, a Compensation and Stock Option Committee (the "Compensation Committee"), an Audit Committee and a Nominating Committee. The Executive Committee, whose members are Messrs. Walker (Chairman), Kelly and McManus and Dr. Lazarus, has the authority to exercise the powers of the Board of Directors between Board meetings. The Compensation Committee, whose members are Messrs. Marsh (Chairman), Evans and Schiavone, reviews and recommends salaries and other compensatory benefits for the principal officers of Novavax and grants stock options to key employees of Novavax and its subsidiaries. The Audit Committee, whose members are Messrs. McManus (Chairman) and Evans and Drs. Lazarus and O'Donnell selects Novavax's independent auditors, reviews the audit of Novavax's accounts, monitors the effectiveness of the audit and evaluates the scope of the audit. The Nominating Committee, whose members are Dr. Lazarus (Chairman) and Mr. Kelly, reviews the qualifications and nominations of directors. Stockholders who wish to propose qualified candidates to serve as directors of the Company may do so in accordance with the procedures set forth in the Company's By-laws in writing to the attention of the Secretary of the Company at the address set forth on the first page of this Proxy Statement.

     During 1998, the Audit Committee met twice, the Compensation Committee met four times, the Nominating Committee met four times and the Executive Committee met five times.

DIRECTOR COMPENSATION

     Each director, other than the Chairman of the Board, not employed by Novavax receives $1,000 for each non-telephonic meeting of the Board of Directors he attends and $100 for each telephonic meeting. The Chairman of the Board receives $2,000 for each non-telephonic meeting he attends and $200 for each telephonic meeting. No other cash compensation is paid to the directors for their services to the Company as directors. Dr. O'Donnell, who became a director in November, 1998 received $42,173 during the first six months of 1998 while acting as Senior Advisor to the Company. For information relating to shares of the Company owned by each of the directors, see "Beneficial Ownership of Common Stock."

     Director Stock Option Plan. Directors of Novavax who are not employees of Novavax or any subsidiary of Novavax are eligible to participate in the 1995 Director Stock Option Plan of Novavax (the "Director Plan") adopted by the Board of Directors and approved by the stockholders of Novavax on September 13, 1995. The Director Plan provides for the issuance of up to 500,000 shares of Novavax Common Stock upon the exercise of stock options granted under the Director Plan. Under the terms of the Director Plan, each non-employee director of Novavax serving as a director on December 12, 1995 was granted an option for the purchase of 20,000 shares of Novavax Common Stock, and each non-employee director who becomes a director after that date was and will be granted an option for the purchase of 20,000 shares of Novavax Common Stock on the date of his or her initial election as a director. A nonstatutory option to purchase 10,000 shares of Novavax Common Stock was granted on the last business day of each of 1995, 1996, 1997 and 1998 to each non-employee director then serving as a director. Such options are exercisable in full beginning on the date which is six months after the date of grant and the option exercise price per share is equal to the fair market value of a share of Novavax Common Stock on the date the option is granted. The term of each option granted under the Director Plan is ten years, provided that an option may be exercised only while the director continues to serve as a director of Novavax and for a period of three years after he or she ceases to be a director for any reason. Options are not transferable except by will or by the laws of descent and distribution. The Board of Directors supervises and administers the Director Plan. In conjunction with their election to the Board of Directors on November 11, 1998, Messrs. Evans and McManus and Dr. O'Donnell were granted options to purchase 20,000 shares of Novavax Common Stock at an exercise price of $2.81 per share. On December 31, 1998, options were granted under the Director Plan to Messrs. Evans, Kelly, Marsh, McManus, Schiavone and Walker and Drs. Lazarus and O'Donnell to purchase 10,000 shares of Novavax Common Stock at an exercise price of $1.94. In addition, upon his election as Chairman of the Board of Directors of the Company, Mr. Walker was granted an option to purchase 20,000 shares of Novavax Common Stock under the 1995 Novavax Stock Option Plan at an exercise price of $4.31 per share and on December 31, 1998 was granted an option to purchase 10,000 shares of Novavax Common Stock under the 1995 Novavax Stock Option Plan at an exercise price of $1.94 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Evans, Kelly, Marsh, Schiavone and Walker and Dr. Lazarus served on the Compensation Committee during all or part of 1998. Mr. Walker resigned from the Compensation Committee when he was elected Chairman of the Board. Mr. Kelly resigned from the Compensation Committee when he was elected Interim President and Chief Executive Officer. No executive officer of the Company is, or during 1998 was, a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during 1998 its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In April 1999, the Company entered into a Stock and Warrant Purchase Agreement with various accredited investors, including the Anaconda Opportunity Fund, L.P., for the private placement of 1,651,100 shares of its common stock and the issuance of warrants to those investors for the purchase of an additional 412,775 shares of common stock (the "Private Placement"). The common stock sold in the Private Placement was issued at $2.50 per share. Each share was sold together with a non-transferable warrant for the purchase of .25 additional shares exercisable at a price of $3.75 per share for a period of three years. Mitchell J. Kelly, a director and officer of the Company, is the sole general partner of Anaconda Capital, L.P., the general partner of the Anaconda Opportunity Fund. By reason of his power to vote and control the shares beneficially owned by the Anaconda Opportunity Fund, Mr. Kelly is deemed to share beneficial ownership of the 220,000 shares acquired by the Anaconda Opportunity Fund in the Private Placement and the additional 55,000 shares that the Anaconda Opportunity Fund may purchase upon exercise of the warrant it acquired in the Private Placement.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

     The following table sets forth the cash and noncash compensation paid during each of the last three fiscal years to both persons who served as the Company's Chief Executive Officer during 1998 and the four other most highly compensated executive officers of the Company who received compensation in excess of $100,000 during fiscal 1998 for services provided to the Company (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                                                                COMPENSATION
                                               ANNUAL COMPENSATION                AWARDS(1)
                                       ---------------------------------   ---------------------      ALL OTHER
                                        SALARY     BONUS    OTHER ANNUAL   SECURITIES UNDERLYING   COMPENSATION(2)
 NAME AND PRINCIPAL POSITION    YEAR     ($)        ($)     COMPENSATION        OPTIONS (#)              ($)
 ---------------------------    ----   --------   -------   ------------   ---------------------   ---------------
Mitchell J. Kelly............   1998   $  7,000   $    --     $    --              10,000              $    --
  Interim President and Chief   1997      7,000        --          --              30,000                   --
  Executive Officer (3)         1996         --        --          --                  --                   --

Richard F. Maradie...........   1998    240,381(4)  20,000     25,000(5)          100,000               12,725
  Former President and Chief    1997    189,033        --      53,254(5)          200,000                8,678
  Executive Officer             1996         --        --          --                  --                   --

D. Craig Wright, M.D.........   1998    170,000     3,750          --              60,000               12,680
  President -- Biologics Div.   1997    153,750        --          --                  --               10,833
  and Chief Scientific Officer  1996    156,347        --          --              50,000                9,146

Brenda L. Fugagli............   1998    148,500     5,000          --              40,000               11,708
  Executive Vice President,     1997     60,317        --          --             100,000                3,750
  Chief Operating Officer and   1996         --        --          --                  --                   --
  Chief Financial Officer

                                                                                LONG TERM
                                                                              COMPENSATION
                                             ANNUAL COMPENSATION                AWARDS(1)
                                      ---------------------------------   ---------------------      ALL OTHER
                                       SALARY     BONUS    OTHER ANNUAL   SECURITIES UNDERLYING   COMPENSATION(2)
 NAME AND PRINCIPAL POSITION   YEAR     ($)        ($)     COMPENSATION        OPTIONS (#)              ($)
 ---------------------------   ----   --------   -------   ------------   ---------------------   ---------------
Thomas G. Tachovsky..........  1998    119,167        --      15,904(5)           75,000                4,109
     Vice President --         1997         --        --          --                  --                   --
     Business Development      1996         --        --          --                  --                   --
Richard J. Harwood...........  1998    109,667        --      15,000(5)          100,000                6,257
     Vice President --         1997         --        --          --                  --                   --
     Pharmaceutical            1996         --        --          --                  --                   --
     Product Development

---------------
(1) Novavax does not have a long-term compensation program that includes long-term incentive payouts, restricted stock awards, stock appreciation rights or other forms of long-term compensation.

(2) The amounts shown in this column represent premiums for medical insurance, long term disability insurance and group life insurance and Company contributions to its 401(k) plan. The Company contributions under a 401(k) plan made for Mr. Maradie, Dr. Wright, Ms. Fugagli, Dr. Tachovsky and Dr. Harwood during fiscal 1998 were $2,832, $2,364, $2,111, $1,060 and $1,099, respectively. The insurance premiums paid for each of Mr. Maradie, Dr. Wright, Ms. Fugagli, Dr. Tachovsky and Dr. Harwood during fiscal 1998 were $9,892, $10,316, $9,597, $3,049 and $5,158, respectively.

(3) Mr. Kelly was elected Interim President and Chief Executive Officer effective September, 1998.

(4) Includes $60,000 paid to Mr. Maradie as severance following his resignation in September, 1998.

(5) The amount shown represents reimbursement of moving costs for Mr. Maradie in 1997 and reimbursement of the taxes incurred on the reimbursement of moving costs in 1998, reimbursement of moving costs for Dr. Harwood and reimbursement of certain commuting expenses for Dr. Tachovsky. No amounts are shown in this column if the executive officer's perquisites are less than the lesser of $50,000 or 10% of his or her annual salary and bonus.

STOCK OPTIONS

     The following tables summarize option grants and exercises during 1998 to or by the Named Executive Officers, and the value of the options held by such persons at the end of 1998. No SARs were granted or exercised during 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                                -----------------------------------------------                 POTENTIAL REALIZABLE
                                NUMBER OF    % OF TOTAL                                           VALUE AT ASSUMED
                                SECURITIES    OPTIONS     EXERCISE                              ANNUAL RATES OF STOCK
                                UNDERLYING   GRANTED TO      OR                                PRICE APPRECIATION FOR
                                 OPTIONS     EMPLOYEES      BASE       MARKET                      OPTION TERM(2)
                                 GRANTED         IN         PRICE       PRICE     EXPIRATION   ----------------------
          NAME                     (#)        1998(1)     ($/SHARE)   ($/SHARE)      DATE          5%          10%
          ----                 -----------   ----------   ---------   ---------   ----------   ----------   ---------
Mitchell J. Kelly(1)........      10,000          --        $1.94       $1.94      12/31/08     $ 12,201     $ 30,919
Richard F. Maradie(3).......     100,000       22.2%         4.44        4.44       3/11/08            0            0
D. Craig Wright, M.D.(3)....      60,000       13.3%         4.44        4.44       3/11/08      167,538      424,573
Brenda L. Fugagli(3)........      40,000        8.9%         4.44        4.44       3/11/08            0            0
Thomas G. Tachovsky(4)......      75,000       16.6%         5.00        5.00       2/11/08       78,612      199,218
Richard Harwood(4)..........     100,000       22.2%         5.00        5.00       2/11/08      314,447      796,871

---------------
(1) A total of 451,000 options were granted to employees in 1998. Mr. Kelly was granted options in his capacity as a director of the Company.

(2) Amounts represent hypothetical gains (net of exercise price) that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted. Since the options granted to Mr. Maradie and Ms. Fugagli have lapsed upon their respective resignations, they cannot be exercised and therefore have no potential realizable value. In addition, two-thirds of Dr. Tachovsky's options lapsed upon his resignation. The potential realizable value shown for Dr. Tachovsky's options reflects only the remaining one-third that are still exercisable.

(3) The options granted to Mr. Maradie, Dr. Wright and Ms. Fugagli are partially incentive stock options and partially nonstatutory options and were awarded under the 1995 Stock Option Plan. They vest in three equal increments on March 11 of 1999, 2000 and 2001, but in the cases of Mr. Maradie and Ms. Fugagli all of these options have lapsed upon their respective resignations.

(4) The options granted to Drs. Tachovsky and Harwood are partially incentive stock options and partially nonstatutory options and were awarded under the 1995 Stock Option Plan. They vest in three equal increments on August 11 of 1998, 1999 and 2000, but in the case of Dr. Tachovsky two-thirds of his options have lapsed upon his resignation.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                SHARES                 OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END(1)
                              ACQUIRED ON    VALUE                 (#)                           ($)
                               EXERCISE     REALIZED   ---------------------------   ---------------------------
            NAME                  (#)         ($)      (EXERCISABLE/UNEXERCISABLE)   (EXERCISABLE/UNEXERCISABLE)
            ----              -----------   --------   ---------------------------   ---------------------------
Mitchell J. Kelly...........        --          --            30,000/ 10,000                 $      0/$0
Richard F. Maradie..........        --          --           133,334/      0                        0/ 0
D. Craig Wright, M.D. ......        --          --           393,524/ 85,000                  530,499/ 0
Brenda L. Fugagli...........        --          --            33,334/106,666                        0/ 0
Thomas G. Tachovsky.........        --          --            25,000/ 50,000                        0/ 0
Richard Harwood.............        --          --            33,334/ 66,666                        0/ 0

---------------
(1) Value based on the closing price of the Company's Common Stock on the American Stock Exchange at the end of fiscal 1998 ($1.94 per share) minus the exercise price.

EMPLOYMENT CONTRACTS

     The Company has entered into substantially similar employment agreements with Dr. Wright, Ms. Fugagli, Dr. Tachovsky and Dr. Harwood pursuant to which each of these officers receives a base annual salary of $170,000, $148,500, $130,000 and $140,000, respectively, during the period of employment with the Company. Dr. Harwood is also entitled to receive a performance bonus based on achieving goals established by the Board of Directors. Dr. Wright participates in a bonus program established for the Company's Biologics Division under which 5% of the annual revenues received by the Biologics Division, up to a maximum of $100,000, is available to be allocated as bonuses by Dr. Wright to himself and the other employees of the Biologics Division. Dr. Wright also is eligible to receive his pro rata portion of $5,000 for each patent application assigned to the Company on which he is a named inventor. Dr. Harwood was reimbursed for relocation expenses in the amount of $15,000 and Dr. Tachovsky was reimbursed for his expenses in commuting from his home in Massachusetts to the Company's offices in Maryland and received up to $200 a month to cover his living expenses while in Maryland. Each of these officers is employed for successive one-year periods which are automatically renewed unless notice of termination is given by either party 30 days in advance of such renewal, except that Dr. Wright is employed for a term ending June 2002. Each executive officer has agreed to maintain the confidentiality of the Company's proprietary information and that all work product discovered or developed by him or her in the course of employment with the Company will belong to the Company. In addition, Dr. Wright has agreed not to compete with the Company for a period of two years following the termination of his employment and Ms. Fugagli and Drs. Tachovsky and Harwood have agreed not to compete with the Company for a period of one year following the termination of their employment. In the event the Company terminates any of the executive officers without cause, the Company has agreed to pay severance in an amount equal to one years' base salary, or in the case of Dr. Wright, two years' base salary.

     Mr. Maradie, the Company's President and Chief Executive Officer until September, 1998, was employed under a written agreement with the Company for a term ending December, 1999, unless earlier terminated. He received a base annual salary of $240,000 and was eligible to receive a performance bonus based on meeting goals established by the Board of Directors. In connection with commencement of his employment, he received a grant of 200,000 options and reimbursement of his relocation expenses in the amount of $50,000. In connection with his resignation in September, 1998, the Company agreed to pay him his salary (but no annual bonus) and the Company's portion of his health insurance premiums for a period of 50 weeks following termination of his employment. Mr. Kelly, a director of the Company who is currently serving as Interim President and Chief Executive Officer, is not employed under the terms of a contract and to date the Company has not paid him any compensation for his services.

                      REPORT OF THE COMPENSATION COMMITTEE

EXECUTIVE COMPENSATION POLICIES

     The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is composed of three non-employee directors and is responsible for the development and administration of the Company's executive compensation policies and programs, subject to review and approval by the full Board of Directors. The Committee reviews and recommends to the Board for its approval the salaries and incentive compensation for the executive officers of the Company and grants stock options to executives and other key employees of the Company and its subsidiaries.

     The objectives of the Company's executive compensation program are to: (i) support the achievement of the strategic goals and objectives of the Company;
(ii) attract and retain key executives critical to the success of the Company; and (iii) align the executive officers' interests with the success of the Company. The Company's executive compensation program currently consists of three principal elements: base salary, annual cash incentive compensation and long-term incentive compensation in the form of stock options.

CASH COMPENSATION

     The Committee's policy is to set base salary levels for each of the Company's executive officers based on a review of compensation for competitive positions in the market, the executives' job skills and experience, and judgments as to past and future contributions of the executives to the Company's success. The corporations whose compensation practices have been studied are not limited to the peer group listed in the stock performance chart, but include the full range of companies with which the Company competes for executive talent. The annual cash incentive compensation is designed to tie annual awards to Company and individual executive performance. The Committee considers a number of factors in determining whether annual incentive awards should be paid, including the achievement by the Company of approved budgets, new product introductions and progress in the development of new products, and the achievement by the executives of their individual assigned objectives. In considering individual performance, as contrasted to Company performance, the Committee relies more on subjective evaluations of executive performance than on quantitative data or objective criteria.

STOCK-BASED COMPENSATION

     The Company seeks to provide its executives with opportunities for substantially higher compensation through stock option awards. The Committee believes that stock ownership by executive officers is important in aligning management and stockholder interests for the long-term enhancement of stockholder value. In selecting executives eligible to receive option grants and determining the amount of such grants, the Committee evaluates a variety of factors including (i) the job level of the executive, (ii) option grants awarded by competitors to executives at a comparable job level and (iii) past, current and prospective service rendered, or to be rendered, to the Company by the executive. The exercise price for the options granted to executives to date has been equal to 100% of the fair market value per share on the date of grant and the Committee intends to continue to fix the exercise price of option grants at 100% of the fair market value per share on the date of grant. During 1998, the committee awarded options for a total of 451,000 shares to all employees, including options for 375,000 shares awarded to officers of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mitchell J. Kelly was elected Interim Chief Executive Officer of the Company effective September, 1998 following the resignation of Mr. Maradie as Chief Executive Officer. To date, Mr. Kelly has not been compensated by the Company for his services as Chief Executive Officer, but continues to receive his customary directors fee for attending meetings of the Board of Directors.

     Prior to his resignation, Mr. Maradie was paid an annual base salary of $240,000. The criteria used to establish Mr. Maradie's salary included recognition of his responsibilities, Mr. Maradie's experience and qualifications and a comparison of salaries of other officers in comparable companies. Mr. Maradie was paid a bonus of $20,000 in 1998 based on his performance during 1997. In 1998, the Board also granted Mr. Maradie options to purchase 100,000 shares of the Company's Common Stock under the terms of the Company's 1995 Stock Option Plan. These options lapsed upon his resignation.

TAX CONSIDERATIONS

     Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its Chief Executive Officer or its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In 1998, no compensation paid by the Company was nondeductible as a result of the $1,000,000 limitation. Furthermore, the Committee believes that, given the general range of salaries and bonuses for executive officers of the Company, the $1,000,000 threshold of Section 162(m) will not be reached by any executive officer of the Company in the foreseeable future. Accordingly, the Committee has not formulated a policy to address non-qualifying compensation.

                                          Compensation and Stock Option
                                          Committee

                                          John O. Marsh, Jr., Chairman
                                          Gary C. Evans
                                          Ronald A. Schiavone

COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total stockholder return on the Common Stock of the Company since the Company has been publicly held, with the cumulative total return on the AMEX Composite Index and of a peer group over the same period (assuming the investment of $100 in the Company's Common Stock, the AMEX Composite Index and the peer group on December 12, 1995, and reinvestment of all dividends). The peer group consists of the Company, Ribi Immunochem Research, Inc., Emisphere Technologies, Inc. and Advanced Polymer Systems, Inc. Penederm, Inc. was a peer group company through 1997. It was not included in the peer group for 1998 because it was acquired by Mylan Laboratories.

[Stock Performance Graph]

----------------------------------------------------------------------------------------------
                              12/12/95      12/31/95      12/31/96      12/31/97      12/31/98
----------------------------------------------------------------------------------------------
Novavax, Inc.                   $100        $ 78.95       $ 72.36       $105.26       $ 40.79
----------------------------------------------------------------------------------------------
AMEX Composite Index            $100        $102.97       $108.91       $128.96       $127.21
----------------------------------------------------------------------------------------------
Peer Group                      $100        $107.57       $139.80       $138.16       $101.43
----------------------------------------------------------------------------------------------

            PROPOSAL TWO -- RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has selected PricewaterhouseCoopers LLP as the independent auditors of the Company for the fiscal year ending December 31, 1999, subject to ratification by stockholders at the Meeting. PricewaterhouseCoopers LLP and one of its predecessors, Coopers and Lybrand, L.L.P., has acted in such capacity since its initial appointment by the Board of Directors for fiscal year 1995. If this proposal is not approved at the Meeting, the Board of Directors will reconsider this selection. A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting to respond to appropriate questions and to make a statement if he or she so desires. In addition to examining and reporting upon the Company's financial statements, PricewaterhouseCoopers LLP also reviews the Company's filings with the SEC and provides consultations on financial statement implications of matters under consideration by the Company.

     The affirmative vote of the holders of a majority of the shares of Common Stock cast is required for the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company. Abstentions and broker non-votes will not be counted as shares voting on such matter and accordingly will have no effect on the approval of Proposal Two.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 1999.

                             ADDITIONAL INFORMATION

TRANSACTION OF OTHER BUSINESS

     The Board of Directors knows of no other business that will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

SOLICITATIONS

     The Company will bear the cost of soliciting Proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Any proposal that a stockholder intends to present at the 2000 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, 8320 Guilford Road, Columbia, MD 21046, no later than December 24, 1999 in order to be considered for inclusion in the Proxy Statement relating to that meeting.

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                          By Order of the Board of Directors


                                          David A. White,
                                          Secretary

April 23, 1999

PROXY                           NOVAVAX, INC.                         PROXY

                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 8, 1999

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

       The undersigned stockholder of Novavax, Inc. hereby appoints Mitchell J. Kelly and Ronald H. Walker and each of them, attorneys, agents and proxies, with the power of substitution to each, to vote all shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Novavax, Inc., to be held at the Key Bridge Marriott, 1401 Lee Highway, Arlington, Virginia on June 8, 1999 at 10:00 a.m., and any adjournments thereof.

       The shares represented by this proxy will be voted as directed by the undersigned. IF NO CONTRARY INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR (1) THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY,
(2) THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS AUDITORS FOR FISCAL YEAR 1999, AND (3) IN THE DISCRETION OF THE PROXYHOLDER, ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE.

       Please date and sign this Proxy and return it promptly, whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend. If you plan to attend, please mark the box on the reverse side. Please sign exactly as your name is printed on the reverse side. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If stock is held in joint names, all named stockholders should sign.

HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

--------------------------------------      ------------------------------------

--------------------------------------      ------------------------------------

--------------------------------------      ------------------------------------

            --------------------
               NOVAVAX, INC.
            --------------------

Please mark votes as in this example  [X]

CONTROL NUMBER:

RECORD DATE SHARES:

       1. To elect the following nominees as Class I Directors to serve on the Board of Directors for a three year term expiring at the Annual Meeting of Stockholders in 2002.

                                FOR ALL     WITH-     FOR ALL
                                NOMINEES    HOLD      EXCEPT

       Ronald A. Schiavone        [ ]        [ ]        [ ]
       Ronald H. Walker
       Denis M. O'Donnell

NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee(s) name(s). Your shares will be voted "For" the remaining nominee(s).


       2. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the current fiscal year ending December 31, 1999.

                       FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

       3. And to vote and act upon any other matters which may properly come before the meeting or any adjournment thereof.

Mark box at right if you plan to attend the meeting       [ ]

Mark box at right if an address change or comment has
been noted on the reverse side of this card               [ ]

Please be sure to sign and date this Proxy.




--------------------------------------------------------------------------------
Stockholder sign here         Co-Owner sign here              Date